UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 19, 2008

Kana Software, Inc.

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-27163	77-0435679
(Commission File Number)	(IRS Employer Identification No.)

181 Constitution Drive, Menlo Park, CA	94025
(Address of Principal Executive Offices)	(Zip Code)

(650) 614-8300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	On February 19, 2008, Kana Software, Inc. (“KANA”) announced that John M. Thompson is retiring from his position as Executive Vice President and Chief Financial Officer and will begin phasing out following the filing of KANA’s Annual Report on Form 10-K for the year ended December 31, 2007 with the U.S. Securities and Exchange Commission (the “SEC”). Mr. Thompson will assist in the transition of his responsibilities to Michael J. Shannahan, a current member of KANA’s Board of Directors (the “Board”) and chairperson of KANA’s Audit Committee of the Board.

The information set forth under section (c) of this Item 5.02 of this Current Report on Form 8-K with respect to Mr. Shannahan is incorporated herein by reference.

(c)	Upon the effectiveness of Mr. Thompson’s retirement, Mr. Shannahan (age 59 years old) will be appointed KANA’s Executive Vice President and Chief Financial Officer and will resign from KANA’s Board. Mr. Shannahan joined KANA’s Board in June 2005. From February 2005 to February 2008, Mr. Shannahan served as Chief Financial Officer of Medsphere Systems Corporation, a software company in the healthcare industry. Mr. Shannahan also served as Chief Financial Officer of Chordiant Software, Inc., a management software company, from August 2003 to October 2004; Sanctum Inc., a web applications security company, from October 2001 to November 2002; and Broadband Office, Inc., a communication services company, from January 2001 to September 2001. Prior to these positions, Mr. Shannahan spent 18 years with KPMG Peat Marwick, an accounting firm, as a partner in the Information, Communication and Entertainment practice. Mr. Shannahan holds a B.S. degree in Business Administration with a concentration in Accounting and a B.A. degree from Rockhurst College.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KANA SOFTWARE, INC.

By:	/s/ Michael S. Fields
Michael S. Fields
Chief Executive Officer

Date: February 25, 2008